Exhibit 10.25

2701 Kent Avenue
West Lafayette, Indiana 47906-1382
__________ __, 20__	765-463-4527

BIOANALYTICAL SYSTEMS, INC.
NONQUALIFIED STOCK OPTION AGREEMENT

Dear [Participant],

The Compensation Committee of the Board of Directors of Bioanalytical Systems, Inc. (the “Company”) effective __________ __, 201__ (“Date of Grant”) has granted you an option (the “Option”) to purchase [Number of Shares] Shares of the Company’s Common Shares, no par value (the “Shares”), pursuant to the Amended and Restated Bioanalytical Systems, Inc. 2018 Equity Incentive Plan (the “Plan”), upon the following terms and conditions of this Nonqualified Stock Option Agreement (“Agreement”):

1.  PURCHASE PRICE OF THE OPTION.  The purchase price of the Shares subject to the Option is $__ per Share which is equal to the Fair Market Value per Share as defined in the Plan.  You must pay this purchase price by (i) tender of cash, (ii) delivery of Shares already owned by you, (iii) broker-assisted “cashless exercise” in which you deliver a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell Shares (or a sufficient portion of such shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the total purchase price and any withholding tax obligation resulting from such exercise, (iv) subject to the approval of the Committee, any other manner permitted by law, or (v) any combination of the foregoing.  For this purpose, any Shares so tendered or withheld shall be deemed to have a Fair Market Value as determined under the Plan.

To exercise the Option, you must send written notice to the Chief Financial Officer at the address provided in SECTION 11 of this Agreement.  Such notice shall (1) state the number of Shares being purchased pursuant to the Option (2) be signed by the person or persons exercising the Option and (3) be accompanied by payment of the full purchase price of such Shares (as provided above).  Certificates or book entry shares evidencing Shares of the Company shall not be delivered to you until an appropriate notice has been delivered and payment has been made.

2.  OPTION TERM AND VESTING.  The term of the Option (the “Option Term”) shall be a period of ten (10) years from the Date of Grant, subject to earlier termination as provided in SECTIONS 3 and 4 or as may be provided in the Plan.  Except as otherwise provided below in SECTIONS 3 or 4, which provide for accelerated vesting under certain circumstances, the Option shall become exercisable [with respect to __ percent of the total number of Shares covered by the Option on the first anniversary of the Date of Grant and with respect to an additional __ percent on each of the second anniversary and the third anniversary of the Date of Grant, respectively].1  When the Option becomes exercisable with respect to any Shares, those Shares may be purchased at any time, or from time to time, in whole or in part, until the Option Term expires, subject to the terms of this Agreement and the Plan.

3.       TERMINTATION OF EMPLOYMENT OR SEPARATION FROM SERVICE. Notwithstanding the vesting schedule set forth in SECTION 2, if you cease to be an Employee or service provider of the Company or a Subsidiary, the Options will be treated as provided in the Plan. [In addition, the Options shall be forfeited if you engage in any of the following conduct (a) performance of service for a competitor of the Company and/or its Subsidiaries, including service as an employee, director or consultant, or the establishing by you of a business which competes with the Company and/or its Subsidiaries; (b) solicitation of employees or customers of the Company and/or its Subsidiaries; (c) improper use or disclosure of confidential information of the Company and/or its Subsidiaries; or (d) material misconduct in the performance of your duties for the Company and/or its Subsidiaries, as determined by the Committee].2

1 Vesting terms determined by the Committee, in its discretion.

2 Clause may be included, as determined by the Committee.

4.             ADJUSTMENT; CHANGE IN CONTROL.

(a)    The Option may be adjusted or terminated in any manner as contemplated in the Plan.

(b)     Unless the Committee determines otherwise in accordance with the terms of the Plan, upon the occurrence of a Change in Control, the Option shall become exercisable as and to the extent determined by the Committee in accordance with the Plan, including Section 4.4 thereof.

(c)     Except as provided herein, the Option may be exercised in whole at any time or in part at any time to the extent that the Shares under the Option are then exercisable.  In no event, however, may the Option be exercised after the expiration of the Option Term, as described in SECTION 6 below.

5.       TRANSFER RESTRICTIONS.  The Option is non-transferable otherwise than by will or the laws of descent and distribution.  It may be exercised only by you, or if you die, by your executor, administrator, or person(s) to whom the Option is transferred by will or the laws of descent and distribution in accordance with SECTION 3.

6.      EXPIRATION OF AGREEMENT.  All rights to exercise the Option shall expire, in any event, upon the expiration of the Option Term.

7.      SHARE CERTIFICATES.  Certificates or book entry shares evidencing Shares issued upon any exercise of the Option may bear a legend setting forth, among other things, such restrictions on the disposition or transfer of the Shares as the Company may deem appropriate to comply with federal and state securities laws.

8.      IMPACT OF AGREEMENT ON YOUR EMPLOYMENT OR SERVICE.  Nothing contained in this Agreement or the Plan shall restrict the right of the Company or any of its Subsidiaries to terminate your employment or service at any time with or without Cause subject to any written employment agreement and the terms of the Company’s governing documents.

9.    AGREEMENT IS SUBJECT TO PLAN.  This Agreement is subject to all terms, provisions, and conditions of the Plan, which is incorporated herein by reference and to such regulation as may from time to time be adopted by the Committee.  In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms, conditions, and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

10.    NATURE OF OPTION.  This Agreement is intended to grant a Nonqualified Option.

11.    NOTICE.  All notices by you to the Company and your exercise of the Option shall be addressed to Bioanalytical Systems, Inc., 2701 Kent Avenue, West Lafayette, IN 46906, ATTENTION: Chief Financial Officer, or such other address as the Company may, from time to time, specify, including via electronic means.

12.    SECURITIES LAWS.  Notwithstanding anything contained in this Agreement or in the Plan to the contrary, the Option may not be exercised until all applicable federal and state securities requirements pertaining to the offer and sale of the securities issued pursuant to the Plan have been met and the Company has been advised by counsel satisfactory to the Company that all applicable requirements have been met.  If requested by the Committee, you agree to deliver to the Company such signed representations and covenants as may be necessary, satisfactory to the Company in the opinion of counsel, for compliance with applicable federal and state securities laws and such other instruments and agreements as the Committee may reasonably request.

13.     WITHHOLDING.  The Company shall have the right to withhold from your regular cash compensation, if any, or from any payments made or Shares distributed under this Agreement, or require you to submit, amounts sufficient to satisfy any federal, state, or local income or employment tax withholding requirements arising from your exercise of any rights under this Agreement or make such other arrangements satisfactory to the Company with regard to such taxes, including the withholding of Shares of common stock that are subject to the Option, at such time as the Company deems necessary or appropriate for compliance with such laws.

14.   DEFINITIONS.  All capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Plan.

Very truly yours,

BIOANALYTICAL SYSTEMS, INC.

_________________ _________________

ACCEPTANCE OF NONQUALIFIED STOCK OPTION AGREEMENT

I hereby accept the terms and provisions of this Nonqualified Stock Option Agreement, dated ________ __, 20__ (“Agreement”), and the Amended and Restated Bioanalytical Systems, Inc. (“Company”) 2018 Equity Incentive Plan, as amended through the date hereof (“Plan”).  I acknowledge that I have received a copy of the Plan, and I am familiar with the terms and provisions of the Plan and the Agreement.  I agree to accept as binding, conclusive, and final all decisions and interpretations of the Company’s Board of Directors and Committee upon any questions arising under the Plan or this Agreement.

Dated this __ day of __________ 20__.

[Participant]